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                                                                   Exhibit 10.46

                              SPONSORSHIP AGREEMENT

         Agreement, made and effective as of the 1st day of January, 1997 by and among South Florida Stadium Corporation, a Florida corporation ("STADIUM"), and Robbie Scoreboard Corporation ("SCOREBOARD"), a Florida corporation, with their principal offices at 2269 N.W. 199th Street, Miami, Florida 33056 (collectively STADIUM and SCOREBOARD shall be referred to as "STADIUM ENTITIES"), and Hydron Technologies, Inc. ("Hydron"), a New York corporation, with its principal place of business at 1001 Yamato Road, Suite 403, Boca Raton, Florida 33431.

         WHEREAS, STADIUM owns and operates the open-air, multi-use sports and entertainment facility known as Pro Player Stadium in Dade County, Florida ("Pro Player"); and

         WHEREAS, SCOREBOARD is the owner of all rights to sell electronic advertising times on the video display screens and message boards (the "Message Boards") and on the advertising signboards (the "Signboards") which are located in the Stadium (sometimes collectively referred to as the "Facilities"); and

         WHEREAS, Pro Player will be used by the Miami Dolphins and the Florida Marlins as the site for its regularly scheduled pre-season and regular season home games and will be leased to other tenants for the staging of other athletic events, concerts and other events; and

         WHEREAS, the STADIUM ENTITIES and Hydron desire rights and other considerations from their respective organizations, and each is willing to grant such rights and considerations based upon the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the premises, the respective undertakings and commitments of the STADIUM ENTITIES and Hydron hereunder, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the STADIUM ENTITIES and Hydron agree as follows:

         1. ADVERTISING SPACE. During the term of this Agreement, SCOREBOARD agrees to sell and make available to Hydron, and Hydron agrees to purchase from SCOREBOARD advertising space and time on the Facilities as follows:

                  (a) Signboards. Hydron shall have the right to display a fixed (nonelectronic) advertising panel on a Signboard at Pro Player. The size of such advertising panel, the location of the Signboard to which such advertising panel may be affixed and the term of its placement is set forth on the attached Exhibit "A".

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         2.       SPECIAL PROVISIONS APPLICABLE TO NONELECTRONIC ADVERTISING
MESSAGES. The following terms and conditions shall apply to the display of nonelectronic advertising messages on a Signboard at Pro Player:


                  (a) The costs associated with the initial preparation of the advertising panel and for the initial installation of the advertising panel for display on the Signboard shall be the responsibility of, and at the expense of STADIUM.

                  (b) Hydron may periodically change the advertising panel, but shall give the stadium manager reasonable notice of such a change in order to enable him to coordinate the installation of the new advertising panel. Hydron shall be responsible for the costs of preparation and installation of any changed advertising panel and Hydron shall comply with the reasonable policies or rules of STADIUM ENTITIES in the preparation of such revised advertising panel.

                  (c) Hydron's advertising panel shall be fully illuminated at night events or other times when the Message Boards are illuminated. No advertising or structures shall be permitted to obstruct the view of Hydron's advertising panel, and SCOREBOARD shall not permit any person (including the media) to drape or otherwise obscure any advertising panel of Hydron at any time or for any reason. SCOREBOARD shall not, nor shall it permit any other person to, alter Hydron's advertising panel without Hydron's prior written consent.

         3.       GENERAL PROVISIONS APPLICABLE TO ALL ADVERTISING MESSAGES.
The following terms and conditions shall apply to the display of all advertising messages on the Facilities:

                  (a) All advertising messages of Hydron shall be in compliance with generally-accepted community standards of good taste, and the reasonable determination of SCOREBOARD shall be conclusive on this issue.

                  (b) Hydron shall not use the Facilities in a manner that will constitute a violation of any applicable laws, ordinances, or other government regulations or rules.

                  (c) The advertising space described in paragraph 1 above shall be displayed during each event held at Pro Player for which admission is charged. Provided, however, that Hydron shall not have its advertising Signboard displayed during any event sponsored by a religious or community organizations if such sponsor objects to the nature of the product being advertised.

         4. ADVERTISING FEE. Hydron shall pay STADIUM a sponsorship fee (the "Fee") each year during the term of this Agreement in consideration for the rights granted to it hereunder, plus applicable sales and other taxes, as follows:

         Payment Due Date                              Payment Amount
         ----------------                              --------------
         Within five (5) business days

                                        2

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         of the date of this Agreement                 $100,000
         February 1, 1998                              $100,000
         February 1, 1999                              $100,000
         February 1, 2000                              $100,000

         Assuming that the only taxes applicable to the above payments are sales taxes, currently at the rate of 6.5%,with respect to the benefits provided in paragraph 6 hereunder, the total annual payment due shall equal $106,500. If sales taxes increase or it is determined that other taxes are applicable to these amounts, Hydron shall owe such additional amounts in addition to the foregoing.

         5.       EXECUTIVE SUITE LICENSE AND TERMINATION OF CLUB SEATS.
Hydron shall enter into a Executive Suite License Agreement for an Executive Suite located at Pro Player and at the prices described on Exhibit "A" in the form attached hereto as Exhibit "B". The term of the Executive Suite License Agreement shall be the same as the term of the Sponsorship Agreement as provided in Section 6(a) below, notwithstanding the language contained in Exhibit "B" with respect thereto. In consideration of Hydron's execution of the Executive Suite License Agreement, Harvey Tauman, Hydron's president and chairman, shall be released from his obligations in respect of the club seat license agreement to which he is a party simultaneously with the execution and delivery of this Agreement. Any funds held by Stadium, for security or otherwise, shall be immediately released to Harvey Tauman, provided that a replacement security deposit is delivered by Hydron. The term of the License Agreement shall be four years commencing with the first day of the Florida Marlins 1997 regular season and ending upon the conclusion of the Miami Dolphins 2000 football season including post season games. Hydron shall have the right to terminate this Executive Suite License upon written notice to the STADIUM ENTITIES at any time between November 1, 1997 and December 15, 1997, in which event the Executive Suite License shall terminate following the Miami Dolphins last regular or post-season game, if any. If Hydron does not timely exercise its right to terminate the Suite License Agreement, then Hydron agrees that the Suite License shall continue for the entire four (4) year term unless earlier terminated as provided in the Suite License Agreement.

         6.       TERM.

                  (a) Unless terminated earlier pursuant to sections 6(b) or 6(c), this Agreement shall extend for a term of four (4) Florida Marlins baseball seasons, beginning as of approximately April 1, 1997 and continuing through the Florida Marlins post-season following the Florida Marlins 2000 baseball season and four (4) Miami Dolphins football seasons, beginning as of August 1, 1997, and continuing through the Miami Dolphins post-season following the Miami Dolphins 2000 football season.

                  (b) Without prejudice to any of their other rights, any party may terminate this Agreement upon written notice if the other party shall fail to perform any material term or condition of this Agreement, and the defaulting party fails to correct such default within five (5) business days, in respect of monetary defaults, and thirty (30) days, in respect of non-monetary

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defaults, after receipt of written notice, or fails to take substantial action to correct such default if the default cannot be corrected within thirty (30) days.

                  (c) Hydron shall also have the right to terminate this Agreement, upon written notice to STADIUM ENTITIES at any time between November 1, 1997 and December 15, 1997 in which event the Agreement shall be terminated following the Miami Dolphins last 1997 regular or post-season game, if any. If Hydron does not timely exercise its right to terminate this Agreement, then Hydron agrees that the Agreement shall continue for the entire four (4) year term unless earlier terminated pursuant to Section 6(b).

         7.       MISCELLANEOUS.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of STADIUM ENTITIES, Hydron and their respective successors and assigns.

         Hydron shall have the right to assign its interest in this Agreement to an entity (i) that is a parent corporation or an affiliated company, (as the term "affiliate" is defined under the rules and regulations promulgated under the Federal Securities Laws), provided that such affiliate assignee is financially able to perform its obligations hereunder, (ii) whose credit worthiness and business reputation are reasonably acceptable to the STADIUM ENTITIES, and (iii) that assumes in writing the obligations of Hydron under this Agreement provided, however, that Hydron shall not be released from responsibility hereunder if such assignee fails to make payment of the Fee to SCOREBOARD in accordance with the provisions of this Agreement and in accordance with the provisions of the Suite License Agreement.

                  (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

                  (c) This Agreement and the Suite License Agreement constitute the entire Agreement between STADIUM ENTITIES and Hydron relative to the matters discussed herein and supersedes any prior oral or written understandings or agreements relative to such matters. This Agreement may only be amended by a written instrument signed by STADIUM ENTITIES and Hydron.

                  (d) Each party shall pay all taxes as required by law for the respective services provided by them in connection with the performance of this Agreement.

                  (e) The failure of any party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions which shall continue in full force and effect.

                  (f) Each party shall indemnify and hold harmless the other parties, their officers, directors, agents and employees, from and against any and all damage, loss, liability or expense, including but not limited to attorney's fees and legal costs suffered directly or by reason


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of any claim, suit or judgment brought by or in favor of any person or persons for damages, loss or expense due to damages sustained by such person or persons which arises out of performance of this Agreement; provided, however, that each party shall be responsible for any negligent acts or omissions of their agents or employees.

                  (g) Any notice provided for in or concerning this Agreement shall be in writing and shall be deemed sufficiently given when sent by certified for registered mail to the addresses of the parties as first written above.

                          SIGNATURES ON FOLLOWING PAGE

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         IN WITNESS WHEREOF, STADIUM ENTITIES and Hydron have executed this
Agreement as of the date set forth below.

                                    SOUTH FLORIDA STADIUM CORPORATION

                                    By: /s/ Robert Kramm
                                       --------------------------------
                                           Robert Kramm, President

                                    Date:
                                         ------------------------------

                                    ROBBIE SCOREBOARD CORPORATION

                                    By: /s/ Robert Kramm
                                       --------------------------------
                                           Robert Kramm, President

                                    Date:
                                         ------------------------------

                                    Hydron Technologies, Inc.

                                    By: /s/ Harvey Tauman
                                       --------------------------------
                                           Name: Harvey Tauman
                                           Title: President and Chairman

                                    Date:
                                         ------------------------------

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                                    EXHIBIT A

                                     SIGNAGE

Location:                  Secondary Tri-Vision Sign on West Scoreboard in the
                           upper left corner

Size:                      12' x 15' (flood lit).

Term: Four (4) years, however, Hydron has right to terminate after the first year pursuant to Section 6 of the Agreement.

                                 EXECUTIVE SUITE

Location:                  Suite 320A

Annual Suite Fees:         1997 -   $90,000.00, payable at time of execution of
                                    the Suite License Agreement

                           1998 -   $62,000.00

                           1999 - $76,000.00 plus an amount equal to the percentage increase in the Consumer Price Index from 1998 to 1999

                           2000 - $76,000.00 plus an amount equal to the percentage increase in the Consumer Price Index from 1999 to 2000

Security Deposit:          $38,000, payable at time of execution of the Suite
                           License Agreement